Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

June 15, 2009

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Trevenex Resources, Inc.
Commission File Number (000-53493)

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated June 12, 2009.

Our independent auditor's report on the financial statements of Trevenex Resources, Inc. for the period from December 10, 2007 (inception) through June 30, 2008 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Trevenex Resources, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

Bank of America Financial Center
601 W. Riverside, Suite 430, Spokane, WA 99201
Phone (509) 838-5111 Fax (509) 838-5114

www.williams-webster.com

Center for Public Company Audit Firms
Private Companies Practice Section
AICPA, WSCPA